SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 31, 2009

Northern Growers, LLC

(Exact name of registrant as specified in its charter)

South Dakota	0-50711	77-0589881
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

48416 144th Street P.O. Box 356 Big Stone City, South Dakota		57216
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (605) 862-7902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)          Amendments to Operating Agreement.

(1)                                  On July 31, 2009, Northern Growers, LLC’s (hereinafter referred to as “our” or “we”) members at the 2009 annual meeting of members approved amendments to the fourth amended and restated operating agreement dated July 1, 2006.  The amendments were made effective immediately and amended the following provisions of our operating agreement:

i.                                          Article 3: Section 3.15.

ii.                                       Article 8: Section 8.4(b).

These sections were deleted and/or amended in their entirety and replaced by the provisions set forth in a fifth amended and restated operating agreement dated July 31, 2009, which is filed as Exhibit 3(ii)(a).

(2)                                  Section 3.15 was amended to decrease our quorum requirement at an annual or special meeting of members from 10% to 5% of the members.

Section 8.4(b) was amended to increase the number of consecutive terms that a person may serve on our board of managers from three consecutive three-year terms to five consecutive three-year terms.

Item 8.01	Other Events.

On July 31, 2009, our members at the 2009 annual meeting of members elected the following persons to our board of managers:

District 1 - Ronald Anderson, Lars Herseth, Heath Peterson and Delton Strasser.

District 2 - J. Charles Walters.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are filed pursuant to Item 601(b) of Regulation S-K.

Exhibit #	Description
3(ii)(a)	Fifth Amended and Restated Operating Agreement dated July 31, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN GROWERS, LLC

Dated: August 6, 2009	By:	/s/ Robert Narem
Robert Narem, Chief Executive Officer